UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	September 17, 2008

Toreador Resources Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-02517	75-0991164
(Commission File Number)	(IRS Employer Identification No.)

13760 Noel Road, Suite 1100
Dallas, Texas	75240
(Address of Principal Executive Offices)	(Zip Code)

(214) 559-3933

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

As mentioned in a Current Report filed on August 14, 2008, on August 8, 2008, two subsidiaries of Toreador Resources Corporation, Toreador Turkey Limited and Toreador Turkey Limited, Ankara Turkey Branch (the “Toreador Subsidiaries”), and PETROL OFISI AS (“Petrol Ofisi”) entered into a Letter of Intent whereby the Toreador Subsidiaries and Petrol Ofisi agreed to take all action necessary on a best efforts basis to negotiate in good faith and execute as soon as possible an Assignment Agreement (the “Agreement”) pursuant to which the Toreador Subsidiaries would assign to a Turkish subsidiary of Petrol Ofisi a 26.75% working interest in the South Akcakoca Sub-basin natural gas project with the Toreador Subsidiaries retaining a 10% working interest in the project.

On September 17, 2008, Toreador Resources Corporation, the Toreador Subsidiaries, Petrol Ofisi and Petrol Ofisi’s subsidiary, PETROL OFISI ARAMA URETIM SANAYI ve TICARET ANONIM SIRKETI (the “Petrol Ofisi Subsidiary”) entered into the Agreement which provides for the purchase price in cash, subject to a closing adjustment reflecting a July 1, 2008 effective date, of $80,250,000 plus VAT relating to the Agreement.

The 26.75% working interest is in eight off-shore exploration licenses issued by the General Directorate of Petroleum Affairs of the Republic of Turkey (the “GDPA”). Upon closing, the Toreador Subsidiaries would bear any and all costs and liabilities attributable to the exploration licenses attributable up to July 1, 2008 pro rata to their pre-closing interests under said licenses. Subject to certain exceptions, after July 1, 2008, the Toreador Subsidiaries and the Petrol Ofisi Subsidiary would participate in and be responsible for the costs and liabilities attributable to the exploration licenses pro rata to their post-closing interests under said licenses.

On September 17, 2008, Petrol Ofisi and the Toreador Subsidiaries entered into a Parent Corporate Guaranty (the “Parent Guaranty”) pursuant to which Petrol Ofisi irrevocably and unconditionally guarantees the performance of the obligations of the Petrol Ofisi Subsidiary under the Agreement until the closing of the transaction. Pursuant to the Agreement, Toreador Resources Corporation has guaranteed the performance of the obligations of the Toreador Subsidiaries under the Agreement.

The transaction is subject to certain closing conditions, including the approval by the GDPA. While the parties contemplate closing the transaction by the middle of October 2008, the Agreement will terminate in accordance with its terms if the transaction does not close by February 10, 2009, subject to extension by the parties. If the transaction does not close by November 3, 2008, the Toreador Subsidiaries shall receive interest at the rate of LIBOR plus 1% per annum from November 3, 2008 until the closing date.

* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOREADOR RESOURCES CORPORATION

Date:	September 23, 2008
		By:	/s/ Nigel J. Lovett

Nigel J. Lovett

President and Chief Executive Officer